ASSIGNMENT OF PROMISSORY NOTES

THIS ASSIGNMENT OF PROMISSORY NOTES (the "**Assignment**") is made effective as of October 14, 2022, by and among Bucktown Capital, LLC, a Utah limited liability company ("**Bucktown**"), St. George Investments LLC, a Utah limited liability company ("**St. George**," and together with Bucktown, the "**Assignor**"); and Dublin Holdings, LLC, a Utah limited liability company, its successors and/or assigns ("**Assignee**").

RECITALS:

A. Marijuana Company of America, Inc., a Utah corporation ("**MCOA**"), previously issued to Bucktown: (i) that certain Convertible Promissory Note dated March 2, 2021 in the original principal amount of $422,500.00, as amended ("**Bucktown Note #1**"); (ii) that certain Convertible Promissory Note dated March 31, 2022 in the original principal amount of $266,500.00 ("**Bucktown Note #2**"); and (iii) that certain Convertible Promissory Note dated May 27, 2022 in the original principal amount of $57,500.00 ("**Bucktown Note #3**," and together with Bucktown Note #1 and Bucktown Note #2, the "**Bucktown Notes**").

B. MCOA also previously issued to St. George that certain Convertible Promissory Note dated October 6, 2021 in the original principal amount of $3,492,378.00 (the "**St. George Note**," and together with the Bucktown Notes, the "**Notes**," and together with all securities purchase agreements and other documents entered into in connection with the Notes, the "**Transaction Documents**").

C. Pursuant to that certain Note Purchase Agreement of even date herewith between Assignee and Assignor, Assignor sold, assigned, transferred and conveyed all of its right, title and interest in and to the Notes and the Transaction Documents to Assignee.

D. Assignor now desires to assign to Assignee, and Assignee desires to accept, all of Assignor's interest in the Notes and the other Transaction Documents, subject to the terms and conditions set forth herein.

FOR VALUABLE CONSIDERATION, it is agreed as follows:

1. Assignment. Assignor hereby assigns to Assignee all of its right, title and interest in and to the Notes and the other Transaction Documents.

2. Representations and Warranties. Assignor hereby represents and warrants to Assignee that Assignor has the sole and unrestricted right to assign and/or transfer to Assignee the Notes, and each of the other Transaction Documents. Upon transfer to Assignee by Assignor of the Notes and each of the other Transaction Documents, Assignee will have good and unencumbered title, free and clear of any and all liens or claims.

3. Acceptance. Assignee hereby accepts the foregoing assignment of the Notes and each of the other Transaction Documents.

4. Binding Effect. This Assignment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

5. Choice of Law. This Assignment shall be construed in accordance with the laws of the State of Utah.

6. Further Assurances. Each party agrees to take such action and execute such further documentation as may be necessary or reasonably required to carry out the intent of this Assignment.

7. Counterparts. This Assignment may be executed in any number of counterparts, each of which shall be an original but all of which shall constitute one and the same instrument. A faxed or other electronic transmission of a signature shall be deemed an original for all purposes.

8. Attorneys' Fees. In the event of any litigation arising out of or in connection with this Assignment, the prevailing party shall be entitled to the recovery of reasonable attorneys' fees and costs incurred in the connection with such litigation.

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Assignment on the date first written above.

ASSIGNOR:

ST. GEORGE INVESTMENTS LLC

By: Fife Trading, Inc., its Manager

By: John Fife
John M. Fife, President

BUCKTOWN CAPITAL, LLC

By: Fife Trading, Inc., its Manager

By: John Fife
John M. Fife, President

ASSIGNEE:

DUBLIN HOLDINGS, LLC

By: Carolyn Bever
Carolyn Bever, Manager

ACKNOWLEDGEMENT, CONSENT AND AGREEMENT:

The undersigned hereby:

1. Acknowledges and consents to the foregoing Assignment of the Notes and the other Transaction Documents from Bucktown Capital, LLC, and St. George Investments LLC, collectively, as assignor, to Dublin Holdings, LLC, as assignee.

2. Represents and warrants that the Notes represent valid and binding obligations upon Marijuana Company of America, Inc. to pay the amount due thereunder.

Acknowledged, consented, and agreed to as of October 14, 2022.

MARIJUANA COMPANY OF AMERICA, INC.

By: ____________________________
Jesus M Quintero, CEO